Exhibit 99.2

PLATINUM EQUITY CAPITAL PARTNERS INTERNATIONAL IV (CAYMAN), L.P.

By:	Platinum Equity Partners International IV (Cayman), L.P.
Its:	General Partner

By:	Platinum Equity Investment Holdings IV (Cayman), LLC
Its:	General Partner

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY PARTNERS INTERNATIONAL IV (CAYMAN), L.P.

By:	Platinum Equity Investment Holdings IV (Cayman), LLC
Its:	General Partner

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESETMENT HOLDINGS IV (CAYMAN), LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS IV, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS IV MANAGER, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTCO, L.P.

By:	Platinum Equity Investment Holdings IC (Cayman), LLC
Its:	General Partner

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS IC (CAYMAN), LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM INVESTCO (CAYMAN), LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

TOM GORES

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Attorney-in-Fact

WOLVERINE HOLDINGS CORPORATION

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

WOLVERINE INTERMEDIATE HOLDING CORPORATION

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

WOLVERINE INTERMEDIATE HOLDING II CORPORATION

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary